Exhibit 3.248

BYLAWS

OF

ONSITE ENERGY, INC.

ARTICLE I

SHAREHOLDERS

1.1                               Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday in the month of July in each year, unless a different date is fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding Wednesday.

1.2                               Failure to Hold Annual Meeting. If the annual meeting is not held at the designated time, the President or the Board of Directors may call the annual meeting at a time fixed by the calling party not more than 60 days after the designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the 60-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than 15 days after the expiration of such 60-day period. The notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

1.3                               Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President (or, in the event of absence, incapacity or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

1.4                               Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

1.5                               Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address as it appears on the stock transfer records of the corporation, with postage thereon prepaid, not less than 10 nor more than 50 days before the date of the meeting, by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

1.6                               Waiver of Notice. Whenever any notice is required to be given to any shareholder of the corporation, a waiver thereof in writing, signed by the person entitled to such notice or his or her authorized attorney, whether signed before or after the event stated in the notice, shall be deemed equivalent to the giving of such notice. Any shareholder attending a meeting without objection shall be deemed to have waived notice of the meeting.

1.7                               Closing of Transfer Books or Fixing of Record Date.

(a)                                 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

(b)                                 In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

(c)                                  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

(d)                                 When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

1.8                               Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

1.9                               Quorum; Adjournment. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present at a meeting, a majority may adjourn the meeting from time to time to a different time and place. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally held. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

1.10                        Majority Vote; Action Without Meeting. The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting shall decide any question unless the vote of a greater number shall be required by law or the Articles of Incorporation. Any action which is required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the shareholders, shall be filed with the minutes of the corporation.

1.11                        Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. The proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

1.12                                  Voting of Shares by Certain Holders.

(a)                                 Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b)                                 Shares held by an administrator, executor, guardian or conservator may be voted by the holder, either in person or by proxy, without a transfer of such shares into the holder’s name. Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee’s name.

(c)                                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d)                                 A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)                                  Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

ARTICLE II

BOARD OF DIRECTORS

2.1                               General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

2.2                               Number, Tenure and Qualification. The number of directors of the corporation shall be not less than two nor more than 14, as established from time to time by resolution of the Board of Directors. The directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified, or until earlier death, resignation or removal. Directors need not be residents of the State of Oregon or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the Board of Directors within the limits set forth, without amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

2.3                               Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

2.4                               Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

2.5                               Notice. Written notice of any special meeting of the Board of Directors shall be given at least two days prior to the meeting by personal delivery, by mail or by telegram. If mailed, notice shall be deemed to be given when deposited in the United States mails addressed to the director at the director’s business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

2.6                               Waiver of Notice. Whenever any notice is required to be given to any director of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

2.7                               Quorum; Majority Vote. A majority of the number of directors fixed according to Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these bylaws.

2.8                               Meeting by Telephone Conference; Consent in Lieu of Meeting.

(a)                                 Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(b)                                 Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

2.9                               Vacancies. Except as hereinafter provided, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified.

2.10                             Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.11                             Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent to the action is entered in the minutes of the meeting or unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

2.12                                  Transactions with Directors.

(a)                                 Any contract or other transaction or determination between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are financially interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such director or directors in a meeting of the Board of Directors or a committee thereof which acts upon or in reference to such contract, transaction or determination, if: the fact of such relationship or interest is disclosed or known to the Board of Directors or committee and it authorizes, approves or ratifies the contract, transaction or determination by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract, transaction or determination by vote or written consent; or the contract, transaction or determination is fair and reasonable to the corporation.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes or ratifies such contract, transaction or determination. The interested directors shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

(c)                                  None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

2.13                                  Removal. All or any number of the directors may be removed, with or without cause, at a meeting called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

2.14                                  Resignation. Any director may resign by delivering his or her resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective on receipt unless it is specified to be effective at some other time or upon the happening of some other event.

ARTICLE III

EXECUTIVE COMMITTEE

3.1                               Designation. The Board of Directors may designate from among its members an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

3.2                               Powers. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation. Notwithstanding the foregoing, the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; or amending the bylaws of the corporation.

3.3                               Procedures; Meetings; Quorum.

(a)                                 The Board of Directors shall appoint a chairman from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

(b)                                 Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of the committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

(c)                                  Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of the committee may hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

(d)                                 Any action which may be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. The consent shall have the same effect as a unanimous vote of the committee.

(e)                                  The Board of Directors may vote to the members of the executive committee a reasonable fee as compensation for attendance at meetings of the committee.

ARTICLE IV

OFFICERS

4.1                          Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

4.2                          Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

4.3                               Qualification. No officer need be a director, stockholder or Oregon resident. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the Board may determine. The corporation may pay the premium for such bond.

4.4                               Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.5                               Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

4.6                               President. The President shall be the chief executive and operating officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and, in the absence of a Chairman of the Board, at all meetings of directors. The President may execute in behalf of the corporation all contracts, agreements, stock certificates and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation which should be brought to the attention of the Board. The President shall vote all shares of stock in other corporations owned by the corporation, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President shall perform such other duties as may be required by the Board of Directors.

4.7                               Vice Presidents. If the Board designates a Vice President, then in the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned from time to time by the President or by the Board of Directors.

4.8                               Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be required by the Board of Directors.

4.9                               Treasurer. If the Board designates a Treasurer, then the Treasurer shall be the chief financial and accounting officer of the corporation. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation which come into the Treaasurer’s hands in depositories which the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as the Board of Directors may require. The Board may appoint one or more Assistant Treasurers.

4.10                        Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE V

INDEMNIFICATION

The corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The right to and amount of indemnification shall be determined in accordance with the provisions of the Oregon Business Corporation Act in effect at the time of the determination.

ARTICLE VI

CAPITAL STOCK

6.1                               Issuance of Capital Stock. Unless otherwise provided by law, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors for such consideration, not less than the par value thereof, expressed in dollars, and on such terms as the directors may determine from time to time.

6.2                               Certificates for Shares.

(a)                                 Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

(b)                                           Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the bylaws, applicable securities laws or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c)                                            The name and mailing address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each stockholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.3                               Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4                               Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

6.5                               Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

6.6                               Fractional Shares. The corporation shall not issue certificates for fractional shares.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1                               Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2                               Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3                               Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1                               Seal. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

8.2                               Severability. Any determination that any provision of these bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these bylaws.

8.3                               Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

BYLAWS AMENDMENT

July 15, 1986

At a meeting of the Board of Directors of ONSITE Energy, Inc., the directors unanimously approved the following resolution:

RESOLVED, that the Bylaws of the Company are hereby amended by inserting the following paragraph after paragraph 4.5 of the Bylaws, and by renumbering the subsequent paragraphs of Article IV of the Bylaws accordingly:

“4.6           Chairman of the Board.    If the Board of Directors designates a Chairman of the Board, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors.”

WRITTEN ACTION OF

THE SOLE SHAREHOLDER OF

ONSITE ENERGY, INC.

The undersigned, being the sole shareholder (the “Shareholder”) of ONSITE Energy, Inc., an Oregon corporation (the “Corporation”), acting pursuant to and in accordance with the provisions of ORS 60.211, does hereby take and adopt the following actions in lieu of a meeting:

WHEREAS, Article VIII of Articles of Incorporation of the Corporation provides that the initial number of directors of the Corporation be six, and Section 2.2 of the Bylaws of the Corporation provides that the number of directors of the Corporation be between two and 14, as established from time to time by the Board of Directors.

WHEREAS, the Shareholder desires to cause the number of directors to be fixed at two, until such time as the Board of Directors of the Corporation provide for a different number of directors.

NOW, THEREFORE, BE IT RESOLVED, that the first sentence of Section 2.2 of the Bylaws of the Corporation be amended and restated to read:

“The number of directors of the corporation shall be two, provided that the Board of Directors may from time to time by resolution determine a different number of directors, not less than two.”

IN WITNESS WHEREOF, the undersigned has executed this written action as of the date first written above.

PACIFIC GENERATION COMPANY

/s/ Christopher Sotos
By: Christopher Sotos
Its: Treasurer

Executed: December 27, 2011